UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Conagra Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # T02524-P55384 222 W. MERCHANDISE MART PLAZA SUITE 1300 CHICAGO, ILLINOIS 60654 2026 Annual Meeting Vote by September 22, 2026 11:59 PM ET. For shares held in the Conagra Brands, Inc. Employee Stock Purchase Plan, vote by September 20, 2026 11:59 PM ET. CONAGRA BRANDS, INC. You invested in CONAGRA BRANDS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on September 23, 2026. Get informed before you vote View the Annual Report and Notice & Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to September 9, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) go to www.ProxyVote.com (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* September 23, 2026 Noon CDT Virtually at: www.virtualshareholdermeeting.com/CAG2026

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends T02525-P55384 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors 1a. Anil Arora For 1b. John P. Brase For 1c. Thomas “Tony” K. Brown For 1d. George Dowdie For 1e. Francisco Fraga For 1f. Richard H. Lenny For 1g. Melissa Lora For 1h. Ruth Ann Marshall For 1i. John J. Mulligan For 1j. Denise A. Paulonis For 1k. Pietro Satriano For 2. Advisory vote to approve named executive officer compensation For 3. Ratification of the appointment of KPMG LLP as our independent auditor for fiscal 2027 For 4. Shareholder proposal to limit Board authority to issue “blank-check” preferred stock Against